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Exhibit 10.25


                                 THE GAP, INC.
                EXECUTIVE LONG-TERM CASH AWARD PERFORMANCE PLAN

            (January 26, 1999 Restatement, as amended March 28, 2000)
1.   Purpose of the Plan
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     The purpose of the Executive Long-Term Cash Award Performance Plan is to
provide financial incentives for certain of the Company's officers to meet and exceed the Company's multi-year financial goals. The Plan is intended to qualify as "performance-based compensation" under Code Section 162(m).

2.   Definitions
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     2.1 "Affiliated Company" means any company controlling, controlled by or under common control with the Company.

     2.2 "Award" means a cash award pursuant to the provisions of the Plan.

     2.3 "Capital Control" means adherence to the capital budget approved by the Company's Board of Directors as part of the annual budgeting process. Such budget shall be inclusive of the costs of new, enlarged, and relocated stores, remodels, lease rights, divisional capital, and other associated costs.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

     2.5 "Committee" means the Compensation and Stock Option Committee of the Company's Board of Directors, or any other Committee appointed by the Board pursuant to Section 3 of the Plan.

     2.6 "Company" means The Gap, Inc., a Delaware corporation.

     2.7 "Comparable Store Sales" means the Company's or a division's same store net sales growth for the Fiscal Year in excess of the prior year.

     2.8 "Determination Date" means as to a Performance Cycle, the latest date possible that will not jeopardize the Plan's qualification as "performance-based compensation" under Code section 162(m).

     2.9 "Earnings" means either (a) operating income of the Company or one of its divisions for a given Performance Cycle less certain allocated expenses (e.g., headquarters, distribution centers, etc.), or (b) income before interest and taxes of the Company or one of its divisions; determined in accordance with Generally Accepted Accounting Principles, provided that prior to the Determination Date the Committee shall determine (1) whether Earnings will be measured under clause (a) or (b), and (2) whether
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any significant adjustments should be made to the calculation (e.g., exclusions for non-recurring items or unusual costs, etc.).

     2.10 "Economic Value Added" means the Company's or a division's Net Operating Profit After Tax (NOPAT) for a specific performance period less charges for use of capital assets (Capital Charges). NOPAT for a division includes not only the division-specific revenues and directly controllable expenses, but also may include shared costs for applicable Information Technology, Distribution, and other Headquarters-related expenses, as determined by the Committee (prior to the Determination Date). Prior to applying taxes, operating profits are adjusted for interest expense on the present value of operating leases. Capital Charges means the Company's or a Division's Average Capital Balances multiplied by the Weighted Average Cost of Capital. Divisional Average Capital Balances is defined as an average of both directly controllable assets (Inventory, Property Plant and Equipment, Net Lease Rights, and the present value of operating leases), but also can include shared assets for applicable Information Technology, Distribution, other Headquarters-related capital balances, and a working capital allocation, as determined by the Committee (prior to the Determination Date). Total Company Average Capital Balances includes all assets except cash in excess of that attributable to day-to-day operations, and tax-related net assets, plus the present value of operating leases less all non-interest bearing liabilities.

     2.11 "Fiscal Year" means the 1999 fiscal year of the Company and each succeeding fiscal year of the Company.

     2.12 "Officer" means an officer (whether or not a member of the Company's Board of Directors) employed by the Company or any Affiliated Company.

     2.13 "Participant" means as to any Performance Cycle, an Officer who has been selected by the Committee for participation in the Plan for such Performance Cycle.

     2.14 "Performance Cycle" means any fiscal period of not less than two consecutive Fiscal Years nor more than five consecutive Fiscal Years, as determined by the Committee in its sole discretion.

     2.15 "Performance Goals" means the goal(s) (or combined goals(s)) determined by the Committee (in its sole discretion) to be applicable to a Participant for a Performance Cycle. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Capital Control, (b) Comparable Store Sales; (c) Earnings; (d) Economic Value Added, (d) Return on Equity; (e) Return on Invested Capital; (f) Return on Net Assets; (g) Sales Volume; (h) Spread, and (i) Total Sales. As determined in the discretion of the Committee, the Performance Goals for any Performance Cycle may: (a) differ among Participants, (b) relate to performance on a Company-wide or divisional basis, and/or (c) provide for a comparison of actual performance by the Company or a division to actual performance by a group of competitors determined in the discretion of the Committee. For each Performance Cycle, the Performance Goals applicable to each Participant shall be set forth in writing on or prior to the Determination Date.
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     2.16 "Plan" means the Executive Long-Term Cash Award Performance Plan, as
set forth in this document and as hereafter amended from time to time.

     2.17 "Return on Equity" means the Company's or a division's Earnings for the Performance Cycle, expressed as a percentage of the Company's or a division's average shareholders' equity over the Performance Cycle.

     2.18 "Return on Invested Capital" (or "ROIC") means the Company's or a division's Net Operating Profit After Tax (NOPAT) divided by their respective Average Capital Balances over the same period of time. For a division, NOPAT includes not only the division-specific revenues and directly controllable expenses, but also may include shared costs for applicable Information Technology, Distribution, and other Headquarters-related expenses. Prior to applying taxes, operating profits are adjusted for interest expense on the present value of operating leases. Divisional Average Capital Balances is defined as an average of both directly controlled assets (Inventory, Property Plant and Equipment, Net Lease Rights and the present value of operating leases) as well as any applicable shared assets for related Information Technology, Distribution, other Headquarters-related capital balances, and a working capital allocation. For the Company, NOPAT means after tax earnings, adjusted for interest on the present value of operating leases but excluding interest expense or income on debt and cash. Total Company Average Capital Balances includes all assets except cash in excess of that attributable to day-to-day operations, and tax-related net assets, plus the present value of operating leases less non-interest bearing liabilities.

     2.19 "Return on Net Assets" means the Company's or division's Earnings for the Performance Cycle, expressed as a percentage of the Company's or a division's average assets for Performance Cycle.

     2.20 "Sales Volume" means the total sales volume per store of the Company or one of its divisions for the Performance Cycle.

     2.21 "Spread" means the difference between the Company's or a division's ROIC for a Performance Cycle and the Weighted Average Cost of Capital. In practice, it can be used as an alternative method of calculating Economic Value Added, by simply multiplying the calculated spread by the Average Capital figures.

     2.22 "Termination of Employment" means the time when the employee-employer relationship between the Participant and the Company and its Affiliated Companies is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, permanent disability, retirement, or the disaffiliation of an Affiliated Company, but excluding any such termination where there is a simultaneous reemployment by either the Company or one of its Affiliated Companies.

     2.23 "Total Sales" means the Company's or a division's net sales for the Performance Cycle.

     2.24 "Weighted Average Cost of Capital" (or "WACC") means the weighted average of the Company's cost of debt and cost of capital. The weighting is determined by comparing the balance of the Company's debt (acquired debt plus capitalized leases)
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to the balance of the Company's equity based upon market value (rather than book value).

3.   Administration of the Plan
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     3.1 The Plan shall be administered by the Committee, which shall consist of no fewer than two members of the Company's Board of Directors, who shall be appointed and serve at the pleasure of the Company's Board of Directors. No member of the Company's Board of Directors who is not an "outside director" under Code section 162(m) shall serve on the Committee.

     3.2 Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Participants, and to determine the target Award levels, the times when Awards will be granted, and the Performance Goals which must be achieved prior to payment of any Awards. For each Performance Cycle, all actions by the Committee shall be taken by the Determination Date.

     3.3 The Committee shall have all discretion and authority necessary or appropriate to administer the Plan, including, but not limited to, the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, and all such determinations shall be final and binding upon all persons having and interest in the Plan.

     3.4 A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which the quorum is present or any action taken without a meeting by a writing executed by a majority of the Committee shall constitute the act of the Committee.

     3.5 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, willful negligence or demonstrates bad faith and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

4.   Eligibility and Participation
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     The Plan is designed for Officers whose responsibilities significantly influence Company results. Participants shall be selected by the Committee prior to or on the Determination Date. Participation in the Plan is on a Performance Cycle basis and in the sole discretion of the Committee. Thus, an Officer who is selected for participation in a given Performance Cycle is in no way guaranteed to be selected for participation in any subsequent Performance Cycle or Performance Cycles.
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5.   Determination of Awards
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     5.1 Prior to or on the Determination Date, the Committee, in its sole discretion shall assign each Participant a target Award expressed as a percentage of the Participant's average annual base salary during the Performance Cycle.

     5.2 On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a formula for purposes of determining the actual Award (if any) payable to each Participant. Each formula shall: (a) be in writing; (b) be based on a comparison of actual performance to the Performance Goals; (c) provide for the payment of a Participant's target Award if the Performance Goals for the Performance Cycle are achieved; and (d) provide for an
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actual Award greater than or less than the Participant's target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.

     5.3 After the end of the each Performance Cycle, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Cycle were achieved or exceeded. The actual Award for each Participant shall be determined by applying the formula established pursuant to Section 5.2 of the Plan to the level of actual performance that has been certified by the Committee. However, each Participant's actual Award (if any) shall be subject to the maximum provided in
Section 6.

     5.4 No Awards shall be paid to a Participant for a Performance Cycle unless the minimum actual performance for the Performance Cycle specified by the Committee pursuant to Section 5.2 of the Plan is achieved.

     5.5 The Committee, in its sole discretion, may eliminate any Participant's Award, or reduce it below that which otherwise would be payable in accordance with the Plan.

6.   Maximum Award Payable
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     For any Performance Cycle, the maximum Award payable to any Participant under the Plan shall be $8,000,000.

7.   Payment of Award
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     7.1 Except as provided in Section 7.2 of the Plan or as otherwise determined by the Committee, payment of Awards (if any) for a Performance Cycle will be made in cash or its equivalent on or about the first April 1 following the end of the Performance Cycle. If the Committee (in its discretion) so determines, payment of all or part of an Award to one or more Participants may be deferred for a period not to exceed five years after the date when payment otherwise would have been made. Any such deferral shall be subject to such rules and procedures as the Committee (in its discretion) shall determine. For example (but not by way of limitation), the Committee may determine that a deferred Award shall be forfeited unless the Participant remains an Officer through the scheduled payment date.
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     7.2 Unless otherwise specifically determined by the Committee, a
Participant actually will be entitled to payment of an Award only if the Participant is an Officer on the date of payment (and except to the limited extent provided in the following sentence). If, after the completion of a Performance Cycle, a Participant incurs a Termination of Employment due to death or permanent disability, the Participant still shall be entitled to the payment of any Award for such Performance Cycle otherwise payable to the Participant. In the event an Award is payable to a Participant subsequent to the Participant's death, such payment shall be made to the Participant's estate.

     7.3 The Company shall withhold all applicable income and other taxes from any Award payment to any Participant, including any federal, FICA, state and local taxes.

     7.4 Each Award shall be payable solely from the general assets of the Company. Each Participant's right to payment of an Award (if any) shall be solely as an unsecured general creditor of the Company.

8.   Employment Rights
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     Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or its Affiliated Companies or shall interfere with or restrict in any way the rights of the Participant's employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

9.   Effect on Other Plans
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     The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliated Company, and the Plan shall not preclude the Company's Board of Directors from establishing any other forms of incentive compensation for Officers.

10.  Amendment or Termination of the Plan
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     The Board, in its sole discretion, may alter, amend, or terminate the Plan or any part thereof at any time and for any reason; provided, however, that to the extent required to ensure the Plan's qualification under Code section 162(m) as "performance-based compensation", any such amendment shall be subject to stockholder approval.

11.  Effective Date
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     The Plan originally was effective as of January 23, 1996. This amended and restated Plan is effective as of January 26, 1999, subject to the approval of the Plan by a majority of the shares of the common stock of the Company that are present in person or by proxy and entitled to vote at the 1999 Annual Meeting of Stockholders.